UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 14, 2017

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

412 Mulberry Street
Marietta, Ohio 45750  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯[_]  Written communications pursuant to Rule 425 under the Securities Act
⁯⁯[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯[_]  ⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯[_]  ⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2017, Susan M. Woodward resigned from her position as chief financial officer (CFO) and a consultant of ProtoKinetix, Incorporated (the “Company” or “ProtoKinetix”).

On November 14, 2017, the Company appointed Michael Guzzetta as a consultant and CFO.  Mr. Guzzetta’s professional experience prior to joining the Company is set forth below:

Michael R. Guzzetta.  Mr. Guzzetta, age 60, serves as the Chief Financial Officer of the Company effective November 14, 2016.  Mr. Guzzetta is a Certified Public Accountant with a practice located in Central & Northeast Ohio providing services including business and individual taxation, non-profit accounting, corporate policy and procedure development, business organization and consulting.  Prior to opening his practice he spent 20 years in corporate management in the communications and energy industries.  Between 2014 and 2015, Mr. Guzzetta served as Treasurer and principal financial officer of Trans Energy Inc., a publicly traded energy company, where his responsibilities included corporate banking, risk management, maintaining fiscal control, budgeting, taxation and SEC reporting.  His prior positions include Midwest Region Business Manager for a Fortune 100 company and Controller for an energy marketing company.  Mr. Guzzetta also served as an Adjunct Professor at Stark State College and taught courses in accounting, finance, business management, and economics.  He is a graduate of Walsh University where he graduated Magna Cum Laude with a BA in Accounting.  He earned his MBA from Capital University in Columbus, Ohio.  Mr. Guzzetta has been a past member of both the Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants.  He has served on the boards of the Canton Ballet, the ALS CARE Project and the Finance Committee of Stark County Board of Developmental Disabilities.

The Company and Mr. Guzzetta entered into a consulting agreement governing the relationship between Mr. Guzzetta and the Company, dated November 14, 2017 (the “Agreement”).  The Agreement provides for a one-year term through December 1, 2018 and is automatically renewed thereafter on a year-to-year basis unless either the Company or Mr. Guzzetta provides the other with 30 days’ notice of non-renewal or a change in control of the Company occurs.  The Agreement provides for a monthly consulting fee of $5,000.00.

In connection with the Agreement, the Company issued Mr. Guzzetta an option pursuant to the Company’s 2017 Stock Option and Stock Bonus Plan (the “2017 Plan”) to purchase 1,000,000 shares of common stock of the Company at a price of $0.07 per share with 250,000 shares vesting every three months beginning February 14, 2018.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Consulting Agreement between ProtoKinetix Incorporated and Michael Guzzetta, dated November 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of November 2017.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO